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                                                             EXHIBIT 23.4.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in the registration statement of Cabot Industrial Trust on Form S-11 of our report dated April 25, 1997, on our audits of the historical basis financial statements of Knickerbocker Properties, Inc. II as of December 31, 1996 and 1995, and for the years ended December 31, 1996 and 1995. We also consent to the reference to our firm under the caption "Experts."

                                       PricewaterhouseCoopers LLP

Atlanta, Georgia

September 1, 1998